Exhibit 5.1

STEVEN M. PRZESMICKI

+1 858 550 6070

przes@cooley.com

May 9, 2017

Arena Pharmaceuticals, Inc.

6154 Nancy Ridge Drive

San Diego, California 92121

Ladies and Gentlemen:

You have requested our opinion, as counsel to Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 1,293,500 shares of the Company’s Common Stock, $0.0001 par value (the “Shares”), issuable pursuant to the Company’s 2013 Long-Term Incentive Plan, as amended (the “Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, its Amended and Restated Bylaws, the Plan and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion herein is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Plan, the Registration Statement and the related prospectus, will be validly issued, fully paid and nonassessable (except as to Shares issued pursuant to certain deferred payment arrangements under the Plan, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley llp

By:	/s/ Steven M. Przesmicki
Steven M. Przesmicki

COOLEY LLP   4401 EASTGATE MALL   SAN DIEGO, CA   92121
T: (858) 550-6000  F: (858) 550-6420  COOLEY.COM